                                                                    EXHIBIT 99.4

              1997 LINKSOFT TECHNOLOGIES, INC. INCENTIVE STOCK PLAN


1. PURPOSE

        The purpose of the 1997 LinkSoft Technologies, Inc. Incentive Stock Plan is to motivate and reward superior performance on the part of employees of the Company and its subsidiaries and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and, as a result, their interest in the success of the Company. Options will be granted, in the discretion of the Committee, to Key Employees whose responsibilities and decisions materially affect the performance of any Participating Company.

2. DEFINITIONS

        When used herein, the following terms shall have the following meanings:

        "Act" means the Securities Exchange Act of 1934.

        "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 11 who may exercise any outstanding Options upon the death of a Key Employee to the extent permitted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

        "Committee" means the Stock Option or Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. In the absence of the appointment of such a Committee, the Board shall act as the Committee.

        "Company" means LinkSoft Technologies, Inc. and its successors and assigns.

        "Fair Market Value", means the fair market value as determined by rules to be adopted by the Committee.

        "Incentive Stock Option" means a stock option qualified under Section 422 of the Code.

        "Key Employee" means an employee (excluding any director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, materially affect the performance of the Company and its subsidiaries.

        "Option" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.

        "Option Agreement" means the written agreement evidencing each Option granted to a Key Employee under the Plan.

        "Participating Company" means the Company or any corporation which at the time an Award is granted qualifies as a "subsidiary" of the Company under
Section 425(f) of the Code.

        "Plan" means the 1997 LinkSoft Technologies, Inc. Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

        "Stock" means the common stock, no par value, of the Company.

        "Total Disability" means a permanent and total disability as defined in
Section 22(e)(3) of the Code.

3. SHARES SUBJECT TO THE PLAN

        In no event shall more than 16,938 shares of Stock be cumulatively available for Options under the Plan.

        Subject to the above limitation, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or from shares repurchased by the Company and held in its treasury. If any Options under the Plan are forfeited, terminated, expire unexercised, or are exchanged for other Options, the shares of Stock which were theretofore subject to such Options shall again be available for Options under the Plan to the extent of such forfeiture or expiration of such Options.


4. GRANT OF OPTIONS AND OPTION AGREEMENTS

        (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Options are to be granted; (ii) determine the type or types of Options to be granted to any Key Employee; (iii) determine the number of shares of Stock subject to each Option; and (iv) determine the terms and conditions of each Option.

        (b) Each Option granted under the Plan shall be evidenced by a written Option Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

5. STOCK OPTIONS

        (a) With respect to Options, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options; (ii) determine the number of shares of Stock subject to each Option; and (iii) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period.

        (b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

        (c) The exercise period for a non-qualified stock option shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option shall not exceed ten years from the date of grant.

        (d) The Option price per share shall be determined by the Committee at the time any Option is granted. In the case of an Incentive Stock Option, the Option price per share shall not be less than the Fair Market Value of one share of Stock on the date the Option is granted.

        (e) No part of any Option may be exercised until the Key Employee who has been granted the Option shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, that in the absence of contrary specifications by the Committee, Options shall become exercisable with respect to twenty percent (20%) of the number of shares of Stock subject to such Option on the first anniversary of the date of issuance, and with respect to an additional twenty percent (20%) of such number of shares on the second, third, fourth and fifth anniversaries of the date of issuance, respectively.

        (f) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or, if approved by the Committee, Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or, if approved by the Committee, a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

        (g) In case of termination of employment, the following provisions shall apply:

                (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised to the extent it was exercisable as of the date of death by the Key Employee's Beneficiary, at any time, or from time to time, within one year after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.

                (B) If the Key Employee's employment by any Participating Company terminates because of his or her Total Disability, he or she may exercise his or her Options to the extent they were exercisable as of the date of termination of employment at any time, or from time to time, within one year after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.

                (C) If the Key Employee is terminated for cause, defined as neglect of duty or misconduct, as reasonably determined by the Committee, the Options shall be canceled coincident with the effective date of the termination of employment.

                (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within thirty (30) days after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.

        (h) No Option granted under the Plan shall be transferable other than to a Beneficiary upon the death of the Key Employee to whom the Option is granted. During the lifetime of the optionee, an Option shall be exercisable only by the Key Employee to whom the Option is granted.

        (i) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

6. STOCK CERTIFICATES

        (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (c) Each Key Employee who receives Stock in settlement of an Option, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee granted an Option shall have any right as a shareholder with respect to any shares covered by his or her Option, prior to the date of issuance to him or her of a certificate or certificates for such shares.


7. AGREEMENT TO JOIN STOCKHOLDERS AGREEMENT

        It shall be a condition precedent to the exercise of any Option that the Key Employee agree to join and become a party to that certain Amended and Restated Stockholders Agreement dated as of September 4, 1997, among the Company and the shareholders of the Company, as the same may be amended from time to time (the "Stockholders Agreement"), as a "Management Stockholder" under the Stockholders Agreement. A copy of the Stockholders Agreement will be delivered to each Key Employee upon the delivery of his or her written Option Agreement.

8. ADMINISTRATION OF THE PLAN

        (a) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

        (b) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

        (c) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

        (d) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate.

9. AMENDMENT, EXTENSION OR TERMINATION

        The Board may, at any time, amend or terminate the Plan. However, no amendment shall, without approval of the Company's stockholders representing a majority of its issued Stock, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 10 increase the maximum number of shares of Stock which are available for Options under the Plan, (c) materially increase the benefits available to persons under the Plan, or (d) extend the termination date for the Plan. No amendment or termination shall impair the rights of any person with respect to a prior Option.

10. CHANGES IN CAPITAL STRUCTURE, ETC.

        (a) In the event of changes in the outstanding Stock by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, reorganizations, or liquidations, the number of shares available under the Plan in the aggregate and the number of shares as to which Options may be granted to any Key Employee shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Key Employee's proportionate interest shall be maintained as before the occurrence of such events; such adjustments shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the Option price per share.

        (b) If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, may either (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the Key Employees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate.

11. BENEFICIARY

        (a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to exercise the Options, if any, exercisable under the Plan upon his or her death. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

        (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to exercise the Options, if any, exercisable under the Plan upon his or her death.

12. MISCELLANEOUS

        (a) Nothing in this Plan or any Option granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Option under the Plan shall be deemed to give rise to salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Option until it is actually granted under the Plan.

        (b) The Committee may cause to be made, as a condition precedent to the exercise of any Option, or otherwise, appropriate arrangements with the Key Employee, for the withholding of any federal, state, local or foreign taxes.

        (c) The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

        (d) The terms of the Plan shall be binding upon the Company and its successor and assigns.

        (e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

13. EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL

        The effective date of the Plan shall be February 24, 1997; provided that the Plan shall be approved by the Company's shareholders within twelve months before or after such date. No Option shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be February 24, 2007. The Plan will continue in effect for existing Options as long as any such Option is outstanding.